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Exhibit 4.2

'Form of'

8 3/4% SENIOR NOTES 2014

        [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

        [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

J.B. POINDEXTER & CO., INC.
8 3/4% Senior Notes 2014

No.	CUSIP No. $

        J.B. POINDEXTER & CO., INC., a Delaware corporation (the "Company"), for value received promises to pay to            or its registered assigns, the principal sum of            [or such other amount as is provided in a schedule attached hereto](a) on March 15, 2014.

        Interest Payment Dates: September 15 and March 15, commencing September 15, 2004.

        Record Dates: September 1 and March 1.

        Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

(a)
This language should be included only if the Note is issued in global form.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:	J.B. POINDEXTER & CO., INC., as the Company
By:

Name:

Title:

FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the 8 3/4% Senior Notes due 2014 described in the within-mentioned Indenture.

Dated:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee
By:
Authorized Signatory

(Reverse of Note)

8 3/4% Senior Notes due 2014

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        SECTION 1.    Interest.    J.B. Poindexter & Co., Inc., a Delaware corporation (the "Company") Promises to pay interest on the principal amount of this Note at 8 3/4% per annum from March 15, 2004 until maturity. The Company shall pay interest semi-annually on September 15 and March 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), commencing September 15, 2004. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        SECTION 2.    Method of Payment.    The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the September 1 or March 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be issued in denominations of $1,000 and integral multiples thereof. The Company shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose except that, at the option of the Company, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in Wilmington, Delaware shall be the office of the Trustee maintained for such purpose.

        SECTION 3.    Paying Agent and Registrar.    Initially, Wilmington Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Company or any of their Subsidiaries may act in any such capacity.

        SECTION 4.    Indenture and Subordination.    The Company issued the Notes under an Indenture dated as of March 15, 2004 ("Indenture") by and among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

        SECTION 5.    Optional Redemption.    Except as set forth in this Section 5 or in Section 6 hereof, the Notes shall not be redeemable at the Company's option prior to March 15, 2009. On or after March 15, 2009, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2009	104.375%
2010	102.917%
2011	101.458%
2012 and thereafter	100.000%

        SECTION 6.    Optional Redemption With Proceeds From Equity Offerings or Upon a Change of Control.    At any time prior to March 15, 2007, the Company may redeem up to 35% of the original principal amount of Notes with the Net Cash Proceeds of one or more offerings of Common Stock at a redemption price equal to 108.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record to receive interest due on the relevant interest payment date); provided that (i) at least 65% of the original principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (ii) such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

        If the optional Redemption Date is on or after an Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to holders whose Notes shall be subject to redemption by the Company.

        SECTION 7.    Notice of Redemption.    Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        SECTION 8.    Mandatory Redemption.    For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

        SECTION 9.    Repurchase at Option of Holder.    Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

        The Company is, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

        SECTION 10.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Company and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

        SECTION 11.    Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

        SECTION 12.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, or make any change that does not adversely affect the rights of any Holder of a Note.

        SECTION 13.    Defaults and Remedies.    If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the indenture, with respect to the Company, all outstanding Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) or a Default in complying with the provisions of Article Five of the Indenture if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

        SECTION 14.    Restrictive Covenants.    The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture.

        SECTION 15.    No Recourse Against Others.    No director, officer, employee, incorporator, stockholder, member, or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Notes or the Indenture, or of any Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        SECTION 16.    Subsidiary Guarantees.    This Note shall be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

        SECTION 17.    Trustee Dealings with the Company.    Subject to certain terms, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

        SECTION 18.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        SECTION 19.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        SECTION 20.    Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.    Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Company and the Subsidiary Guarantors shall be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an 8 3/4% Senior Note due 2014 of the Company which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not be entitled to additional interest and shall not contain terms with respect to transfer restrictions). The Holders shall be entitled to receive certain additional interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(a)

(a)
This Section not to appear on Exchange Securities or Additional Notes unless required by the terms of such Additional Notes.

        SECTION 21.    CUSIP and ISIN Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        SECTION 22.    Governing Law.    This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)
(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

        In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or
(2)	☐
to a person who the transferor reasonably believes is a "qualified institutional buyer" pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or
(3)	☐
to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4)	☐	outside the United States to a non-"U.S. person" as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or
(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(6)	☐	pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate"):

    ☐
    transferee is an Affiliate of the Company.

        Unless one of the foregoing items (1) through (6) is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

        If none of the foregoing items (1) through (6) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or Section 4.11 of the Indenture, check the appropriate box:

        Section 4.07 ☐                        Section 4.11 ☐

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or Section 4.11 of the Indenture, state the amount (in denominations of $1,000 and integral multiples thereof): $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:	Participant in a recognized ignature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(3)

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

(3)
This schedule should be included only if the Note is issued in global form.

QuickLinks

  Exhibit 4.2
Form
FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION
ASSIGNMENT FORM
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(3)